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                                                                     EXHIBIT 1.1
                             UNDERWRITING AGREEMENT

                                                                   July 27, 1995

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC

as Representatives of the several Underwriters
c/o MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York  10281-1305

Dear Sirs:

         TCI Communications, Inc. (the "Company") proposes to issue and sell $350,000,000 principal amount of its 8% Senior Notes due August 1, 2005 (the "Senior Notes") and $750,000,000 principal amount of its 8 3/4% Senior Debentures due August 1, 2015 (the "Senior Debentures" and, together with the Senior Notes, the "Offered Debt Securities") pursuant to an indenture dated as of July 26, 1993, as amended and supplemented by a First Supplemental Indenture dated as of September 13, 1994 (as the same may be further amended or supplemented, the "Indenture"), with Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). Each Offered Debt Security will be issuable in the denominations and shall have the terms set forth in Exhibit A. The term "Underwriters" as used herein will mean and refer collectively to you and to the other several Underwriters named in Exhibit B (and any substitute underwriter pursuant to Section 9 hereof), the term "Underwriter" will refer to any of the several Underwriters named in Exhibit B (and any substitute underwriter pursuant to Section 9 hereof), and the term "Representatives" will refer to you in your capacity as the Representatives of the several Underwriters. Any reference to you in this Agreement shall be solely in your capacity as Representatives. The Company confirms as follows its agreement with you and the Underwriters.

         1. Registration Statement and Prospectus: The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively called the "Act"), a shelf registration statement on Form S-3 (File No. 33-60982), including a prospectus, relating to debt securities of the Company (the "Debt Securities") issuable from time to time in one or more series, including the Offered Debt Securities, Class A Common Stock Warrants of the Company issuable from time to time in one or more series, and shares of Class A Common Stock, $1.00 par value per share, of the Company (the "Common Stock") issuable from time to time upon conversion of convertible Debt Securities or exercise of Class A Common Stock Warrants, which has become effective under the Act, and will promptly file with the Commission a prospectus supplement specifically relating to the Offered Debt Securities pursuant to Rule 424 under the Act. As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits and financial statements and schedules and documents incorporated by reference therein, as amended or supplemented to the date hereof and, in the case of references to the Registration Statement as of a date subsequent to the date hereof, as amended or supplemented as of such date. The term "Basic Prospectus" means the prospectus dated July 27, 1995 to be filed with the Commission pursuant to Rule 424 under the Act. The term "Prospectus" means the Basic Prospectus together with

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the prospectus supplement specifically relating to the Offered Debt Securities as filed with the Commission pursuant to Rule 424 under the Act. The term "preliminary prospectus" means any preliminary prospectus supplement specifically relating to the Offered Debt Securities together with the Basic Prospectus. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference herein to any amendment or supplement to any preliminary prospectus or the Prospectus, except the reference in Section 4(c), shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.

         2. Agreements to Sell and Purchase: The Company agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to the terms and conditions of this Agreement the Underwriters agree to purchase from the Company, severally and not jointly, the principal amount of Offered Debt Securities set forth opposite each Underwriter's respective name in Exhibit B,
(i) at a purchase price of 98.85% of the principal amount of the Notes plus accrued interest, if any, from August 1, 1995, and (ii) at a purchase price of 98.565% of the principal amount of the Debentures, plus accrued interest, if any, from August 1, 1995. The obligations of the several Underwriters to purchase Offered Debt Securities pursuant to this Agreement are hereinafter called their "underwriting obligations".

         With respect to any of the Offered Debt Securities purchased by an Underwriter hereunder that such Underwriter continues to own or hold at any time on or after the 90th day following the Closing Date (as defined in Section 3), such Underwriter agrees that upon receipt of written notice by the Representatives from the Company of the Company's intention to bid for or purchase any Offered Debt Security or any security of the same class and series as the Offered Debt Securities or to take any other action, directly or indirectly, the taking of which would be proscribed by Rule 10b-6 promulgated by the Commission under the Exchange Act (or any successor or equivalent rule or regulation) during the distribution of the Offered Debt Securities, such Underwriter will, and will cause its "affiliated purchasers" (as defined in said
Rule) to, cease distributing the Offered Debt Securities for such period of time as the Company may deem necessary so that the action or actions proposed to be taken, directly or indirectly, by it may be taken in full compliance with such Rule (or any successor or equivalent rule or regulation).

         3. Delivery and Payment: Delivery of and payment for the Offered Debt Securities shall be made at 10:00 A.M., New York time, on August 1, 1995 (such time and date are referred to herein as the "Closing Date"), at the office of Baker & Botts, L.L.P., 885 Third Avenue, Suite 1900, New York, New York. The Closing Date and the place of delivery of and payment for the Offered Debt Securities may be varied by agreement between you and the Company.

         Delivery of the Offered Debt Securities (in definitive form and registered in such names and in such authorized denominations as you shall request at least two business days prior to the Closing Date by written notice to the Company) shall be made to you for the account of the respective Underwriters against payment by you on behalf of the respective Underwriters of the purchase price therefor by cashier or official bank check or checks payable to the order of the Company in New York Clearing House (next day) funds. For the purpose of expediting the checking and packaging of the Offered Debt Securities, the Company agrees to make the Offered Debt Securities available to you for inspection at least 24 hours prior to the Closing Date or such shorter period of time as you may agree to.

         4.  Agreements of the Company:  The Company agrees with you as follows:

                  (a) The Company will notify you promptly, and (if requested by you in writing) will confirm such advice in writing, (1) of the effectiveness of any amendment to the Registration Statement and of the filing

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         of any supplement to the Prospectus, (2) of any comments of the
         Commission regarding the Registration Statement or the Prospectus (or any of the documents incorporated by reference therein) or of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
         (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Debt Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (5) of the happening of any event during the period mentioned in paragraph (d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus (as theretofore amended or supplemented) untrue or which requires the making of any changes in the Registration Statement or the Prospectus (as theretofore amended or supplemented) in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. The Company will use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or suspending the qualification of the Offered Debt Securities for offer or sale in any jurisdiction, and if any such order is issued, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                  (b) The Company will furnish to each of you, without charge, one conformed copy of the Registration Statement and any post-effective amendment thereto, including all financial statements and schedules, exhibits and documents incorporated therein by reference (including exhibits incorporated therein by reference to the extent not previously furnished to you) and will deliver to you for delivery to each Underwriter the number of conformed copies of the Registration Statement and any post-effective amendment thereto, excluding exhibits, as you may request.

                  (c) The Company will give you advance notice of its intention to file any amendment or supplement to the Registration Statement or the Prospectus with respect to the Offered Debt Securities, and will not file any such amendment or supplement to which you shall reasonably object in writing.

                  (d) During the period of time that the Prospectus is required by law to be delivered, the Company will deliver to you for delivery to each Underwriter, without charge, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request on behalf of the Underwriters. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Offered Debt Securities may be sold, both in connection with the offering or sale of the Offered Debt Securities and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company should be set forth (or incorporated by reference) in the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and forthwith file all reports and any definitive proxy statement or information statement required to be filed by the Company with the Commission pursuant to Section 13 or 14 of the Exchange Act subsequent to the date of the Prospectus, and will deliver to you, without charge, such number of copies thereof as you may reasonably request on behalf of the Underwriters. If during such period of time any event shall occur which in your judgment should be so set forth (or incorporated by reference) in the Prospectus, or which in your judgment makes it necessary to so supplement or amend the Prospectus, the Company will consult with you concerning the necessity of filing with the Commission a supplement or an amendment to the Prospectus or a report pursuant to
         Section 13 or 14 of the Exchange Act.


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                  (e) Prior to any public offering of the Offered Debt
         Securities by the Underwriters, the Company will cooperate with you and counsel retained by you on behalf of the Underwriters in connection with the registration or qualification of the Offered Debt Securities for offer and sale under the securities or Blue Sky laws of, and the determination of the eligibility of the Offered Debt Securities for investment under the laws of, such jurisdictions as you request; provided, that in no event shall the Company be obligated to qualify to do business as a foreign corporation or as a securities dealer in any jurisdiction where it is not now so qualified, to conform its capitalization or the composition of its assets to the securities or Blue Sky laws of any jurisdiction or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject. The Company will pay all reasonable fees and expenses (including reasonable counsel fees and expenses) relating to qualification of the Offered Debt Securities under such securities or Blue Sky laws and in connection with the determination of the eligibility of the Offered Debt Securities for investment under the laws of such jurisdictions as you may designate.

                  (f) The Company will make generally available to its security holders and to you and to each Underwriter who may request the same consolidated earnings statements (which need not be audited) that satisfy the provisions of Section 11 (a) of the Act and Rule 158 thereunder.

                  (g) The Company will pay all expenses in connection with (1) the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Prospectus, any legal investment memorandum and Blue Sky memorandum as contemplated by Section 4(e), (2) the preparation, issuance and delivery of the Offered Debt Securities (other than transfer taxes) and the execution and delivery of the Indenture, (3) the printing of any Dealer Agreement, (4) furnishing such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Offered Debt Securities by dealers to whom Offered Debt Securities may be sold, and (5) any fees paid to rating agencies, if any, selected by the Company in connection with the rating of the Offered Debt Securities.

                  (h) If this Agreement is terminated by you because any condition to the obligations of you and the Underwriters set forth in
         Section 7 hereof is not satisfied or because of any failure or refusal on the part of the Company to comply with the terms hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse you on behalf of the Underwriters for all out-of-pocket expenses (including the fees and expenses of counsel retained by you on behalf of the Underwriters) reasonably incurred by you in connection herewith. The Company will not in any event be liable to you or any of the Underwriters for damages on account of loss of anticipated profits.

                  (i) From the date hereof to and including the Closing Date, the Company will not offer or sell, or contract to sell, any debt securities of the Company with a maturity of more than one year, including additional Offered Debt Securities, pursuant to a public offering without your prior written consent.

         5. Representations and Warranties of the Company: The Company represents and warrants to each Underwriter that:

                  (a) the documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, none of such documents, when it was filed (or, if an amendment with

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         respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (b) the Registration Statement, when declared effective by the Commission, complied in all material respects with the requirements of the Act; each preliminary prospectus, if any, relating to the Offered Debt Securities, filed pursuant to Rule 424 under the Act, will comply when so filed in all material respects with the Act; and when the Prospectus is first filed with the Commission pursuant to Rule 424 and as of the Closing Date, the Registration Statement and the Prospectus (as amended or supplemented, if applicable) will comply in all material respects with the requirements of the Act and the Indenture will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). When it was declared effective by the Commission, the Registration Statement did not, and as of the date the Prospectus is first filed with the Commission pursuant to Rule 424 and as of the Closing Date the Registration Statement (as amended or supplemented, if applicable) will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus is first filed with the Commission pursuant to Rule 424 and as of the Closing Date, the Prospectus (as amended or supplemented, if applicable) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus made in reliance upon information furnished to the Company in writing by the Underwriters through the Representatives expressly for use therein or to that part of the Registration Statement which consists of the Statements of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the trustees for the Debt Securities;

                  (c) the Offered Debt Securities and the Indenture have been duly authorized by the Company and will conform to the descriptions thereof in the Prospectus;

                  (d) the issuance and sale of the Offered Debt Securities and the fulfillment of the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's charter or by-laws or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its significant subsidiaries (as such term is defined in Rule 1.02(v) of Regulation S-X) is now a party or by which it is bound, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of its significant subsidiaries was or is now a party or by which it is bound;

                  (e) KPMG Peat Marwick LLP, the Company's auditors, are independent accountants as required by the Act;

                  (f) so long as may be required for the distribution of the Offered Debt Securities by any Underwriter or by any dealers that participate in the distribution thereof, the Company will comply with all requirements under the Exchange Act relating to the timely filing with the Commission of its reports pursuant to Section 13 of the Exchange Act and of its proxy statements pursuant to Section 14 of the Exchange Act; and


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                  (g) except to the extent set forth in the Prospectus, the
         Company has not received any notice of, nor does it have any actual knowledge of, any failure by it or any of its significant subsidiaries to be in substantial compliance with all existing statutes and regulations applicable to it or such subsidiaries, which failure would materially and adversely affect the conduct of the business of the Company and its subsidiaries, considered as a whole.

         6. Indemnification: The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; provided, however, the Company shall not indemnify an Underwriter or any person who controls such Underwriter from any such losses, claims, damages or liabilities alleged by any person who purchased Offered Debt Securities from such Underwriter if the untrue statement, omission or allegation thereof upon which such losses, claims, damages or liabilities are based was made in: (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Offered Debt Securities to such person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Underwriter or any person who controls such Underwriter, after such time as the Company advised the Representatives that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented; or (iii) any Prospectus used after such time as the obligation of the Company to keep the same current and effective has expired. This indemnity will be in addition to any liability which the Company may otherwise have. All fees and expenses which are reimbursable pursuant to this Section 6 shall be reimbursed as they are incurred.

         If any action or proceeding (including any governmental investigation) shall be brought or asserted against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought from the Company, such Underwriter or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to you and the payment of all expenses. Any omission so to notify the Company shall not, however, relieve the Company from any liability which it may have to any indemnified party otherwise than under this Section 6. An Underwriter or any person controlling an Underwriter shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Underwriter's expense or the expense of such controlling person unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to you in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by your counsel that there may be a conflict of interest between such Underwriter or such controlling person and the Company in the conduct of the defense of such action (in which case, if such Underwriter or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Underwriter or such controlling person), it being understood, however, that the Company shall not, in connection with any one such

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action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the Company shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by you. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless each Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

         Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against one or more of the several Underwriters, such Underwriters acting through the Representatives shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to you and the several Underwriters, by the preceding paragraph.

         If the indemnification provided for in this Section 6 is unavailable to an indemnified party under the first or third paragraph hereof in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of such indemnified party's failure to comply with the first sentence of the second paragraph of this Section 6), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Debt Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Debt Securities received by the Company bear to the total underwriting discounts received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters through the Representatives and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of this
Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Debt Securities were offered to the public exceeds the amount of any

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damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter, by or on behalf of any person controlling any Underwriter or by or on behalf of the Company, (b) acceptance of any of the Offered Debt Securities and payment therefor or (c) any termination of this Agreement.

         7. Conditions of the Obligations of You and the Underwriters: The obligations of you and the Underwriters hereunder are subject to the following conditions:

                  (a) at the Closing Date, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission; and the Representatives shall have received a certificate, dated the Closing Date and signed by the Chairman of the Board, the President, an Executive Vice President or the Senior Vice President-Finance and Treasurer of the Company (who may, as to threatened proceedings, rely upon the best of his information and belief), to that effect and to the effect set forth in clause (e) of this Section 7, and (ii) the rating assigned by either Duff & Phelps Credit Rating Co. or its successor or by Moody's Investors Service, Inc. or its successor to any debt securities of the Company as of the date of this Agreement shall not have been lowered since that date;

                  (b) the Representatives shall have received opinions, dated the Closing Date and reasonably satisfactory to counsel retained by the Representatives on behalf of the Underwriters, (A) from Messrs. Cole, Raywid & Braverman, L.L.P. or such other special communications counsel for the Company as may be reasonably satisfactory to the Representatives, (B) from the General Counsel of the Company to the following effect and covering such additional matters as the Representatives may reasonably request:

                       (i) the Company and each of its significant subsidiaries
                  is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as described in the Prospectus (as amended or supplemented, if applicable) and the Company has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to issue and sell the Offered Debt Securities as contemplated by this Agreement;

                      (ii) the Company and each of its significant subsidiaries
                  is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would, in the aggregate, have a material adverse effect upon the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole;

                     (iii) all corporate proceedings legally required in
                  connection with the authorization and issuance of the Offered Debt Securities and the sale of the Offered Debt Securities by the Company in accordance with the terms of this Agreement have been taken;

                      (iv) to the best knowledge of such counsel, there is no
                  legal or governmental proceeding pending or threatened against the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (as amended or supplemented, if applicable) and is not so disclosed and correctly summarized therein;

                       (v) to the best knowledge of such counsel, there is no
                  contract or other document known to such counsel of a character required to be described in the Prospectus (as amended or supplemented, if applicable) or to be filed as an exhibit to the Registration Statement (or to a document incorporated by reference therein) that is not described or filed as required;

                      (vi) the execution and delivery of this Agreement and the
                  Indenture, the issuance of the Offered Debt Securities and the fulfillment of the terms herein and therein contained do not conflict with, or result in a breach of, or constitute a default under, the charter or by-laws of the Company or, to the best knowledge of such counsel, conflict in any material respect with, or result in a material breach of or constitute a material default under any material agreement, indenture or other instrument known to such counsel to which the Company or any of its significant subsidiaries is a party or by which it is bound, or result in a violation of any law, administrative regulation or court or governmental decree known to such counsel applicable to the Company or any of its subsidiaries, except that such counsel need not express any opinion with respect to (i) matters opined upon by special communications counsel and Messrs. Sherman & Howard or (ii) the Blue Sky or securities laws of any jurisdiction; and

                     (vii) to the best knowledge of such counsel, neither the
                  Registration Statement nor the Prospectus, as amended or supplemented, if applicable (except as to the financial statements and schedules and any other financial and statistical data contained or incorporated by reference in the Registration Statement or Prospectus, as to which no opinion need be expressed), contained, as of the date the Prospectus was first filed with the Commission pursuant to Rule 424, or contains, as of the Closing Date, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus as amended or supplemented, if applicable, in light of the circumstances under which they were made,) not misleading.

                  (C) from Messrs. Sherman & Howard, special counsel to the Company, to the following effect and covering such additional matters as the Representatives may reasonably request:

                       (i) the execution and delivery of this Agreement and the
                  Indenture, the issuance of the Offered Debt Securities and the fulfillment of the terms herein and therein contained do not, to the best knowledge of such counsel, result in a material breach of or constitute a material default under any material agreement for borrowed money known to such counsel to which the Company or any of its significant subsidiaries is a party or by which it is bound; and

                      (ii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.

                  and (D) from Baker & Botts, L.L.P., special counsel to the Company, or such other counsel to the Company as may be reasonably satisfactory to the Representatives, to the following effect and covering such additional matters as the Representatives may reasonably request:

                       (i) this Agreement and the Indenture have been duly
                  authorized, executed and delivered by the Company; and the Indenture is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                      (ii) the Indenture has been duly qualified under, and
                  complies in all material respects with the requirements of, the Trust Indenture Act;

                     (iii) the Offered Debt Securities, when executed and
                  authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Representatives on behalf of the Underwriters in accordance with this Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                      (iv) the Registration Statement is effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and

                       (v) the Offered Debt Securities and the Indenture conform
                  in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                       In addition, such counsel shall state that: "The
                  Registration Statement and the Prospectus, as amended or supplemented, if applicable (except as to (x) the financial statements and schedules and any other financial and statistical data contained or incorporated by reference therein and (y) the documents incorporated or deemed to be incorporated by reference therein, as to which no opinion is expressed), complied, as of the date the Prospectus was first filed with the Commission pursuant to Rule 424, and comply, as of the date hereof, as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules"). In passing upon the form of such documents, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and take no responsibility for the accuracy, completeness or fairness of the statements contained therein except insofar as such statements relate to the description of the Offered Debt Securities and the Indenture or relate to us. However, in connection with the preparation of the Registration Statement and the Prospectus, we had conferences with certain officers and other representatives of the Company, and our examination of the Registration Statement and the Prospectus and our discussions in such conferences did not disclose to us any information (relying as to the materiality of any such information primarily upon officers and other representatives of the Company) which gave us reason to believe that either the Registration Statement or the Prospectus, as amended or supplemented, if applicable (except as to (x) the financial statements and schedules and any other financial and statistical data contained or incorporated by reference in the Registration Statement or Prospectus and (y) the documents incorporated or deemed to be incorporated by reference therein, as to which no opinion is expressed), contained, as of the date the Prospectus was first filed with the Commission pursuant to Rule 424, or contains, as of the date hereof, any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, as amended, or supplemented, if applicable, in light of the circumstances under which they were made) not misleading."

                       In giving such opinions, such counsel may rely (x) as to
                  matters of fact, to the extent they deem proper, upon certificates of officers of the Company, public officials and others, and (y) as to matters of law if other than the United States or Colorado (in the case of Messrs. Sherman & Howard and General Counsel of the Company) or New York (in the case of Baker & Botts, L.L.P.), on the opinions of local counsel retained by them or the Company, provided that such counsel are satisfactory to the Representatives and counsel retained by the Representatives on behalf of the Underwriters;

                  (c) the Representatives shall have received on the Closing Date from Messrs. Brown & Wood, counsel retained by the Representatives on behalf of the Underwriters, an opinion to the effect set forth in clauses (D)(i) and (iii) and to the effect that the Registration Statement and the Prospectus, as amended or supplemented, if applicable, (except as to (x) the financial statements and schedules and any other financial and statistical data contained or incorporated by reference therein, and (y) the documents incorporated or deemed to be incorporated by reference therein, as to which no opinion need be expressed) comply as to form in all material respects with the Act. In addition, the Representatives shall have received on the Closing Date from Messrs. Brown & Wood, or from other counsel acceptable to the Representatives, an opinion with respect to the Registration Statement and the Prospectus in the form customarily given by such firm;

                  (d) on the Closing Date the Representatives shall have received a letter addressed to the Representatives from KPMG Peat Marwick LLP, independent auditors for the Company, reasonably satisfactory to the Representatives;

                  (e) the representations and warranties of the Company in this Agreement shall be true and correct on and as of the Closing Date; the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, at the Closing Date, any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, considered as a whole; and

                  (f) subsequent to the date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business, prospects or financial affairs of the Company and its subsidiaries, considered as a whole which, in the reasonable judgment of the Representatives, is so material and adverse that it would be impracticable to proceed with the public offering or delivery of the Offered Debt Securities on the terms and in the manner contemplated by the Prospectus.

         8. Termination of Agreement: The obligation of the Underwriters to purchase the Offered Debt Securities may be terminated at any time prior to the Closing Date by notice to the Company from the Representatives, without liability on the part of the Underwriters to the Company, if, on or prior to such date, (i) additional material governmental restrictions, not in force and effect on the date of this Agreement, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally shall have been suspended on either such Exchange or trading in the common stock or debt securities of the Company in the over-the-counter market shall have been suspended or a general banking moratorium shall have been established by Federal or New York authorities, or
(ii) a war involving the United States of America or other national calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Offered Debt Securities.

         9. Default by One or More of the Underwriters: If one or more of the Underwriters shall fail on the Closing Date to purchase the Offered Debt Securities that it or they are obligated to purchase hereunder (the "Defaulted Debt Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any substitute underwriters, to purchase all, but not less than all, of the Defaulted Debt Securities in such amounts as may be approved by the Representatives and upon the terms herein set forth; if, however, the Representatives have not completed such arrangements within such 24-hour period, then:

                  (a) if the principal amount of Defaulted Debt Securities does not exceed 10% of the aggregate principal amount of Offered Debt Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the principal amount of Defaulted Debt Securities exceeds 10% of the aggregate principal amount of Offered Debt Securities, the Company shall be entitled for an additional 24-hour period to find one or more substitute underwriters satisfactory to the Representatives in their reasonable discretion to purchase such Defaulted Debt Securities.

         In the event of any such default either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements relating to the purchase of the Offered Debt Securities.

         If the principal amount of Defaulted Debt Securities exceeds 10% of the aggregate principal amount of Offered Debt Securities, and neither the Representatives nor the Company make arrangements pursuant to this Section 9 within the period stated for the purchase of the Defaulted Debt Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company except as provided in Section 6.

         No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

         A substitute underwriter hereunder shall be an Underwriter for all purposes of this Agreement.

         10. Miscellaneous: Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) to the Company at its office, Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000, attention: Donne F. Fisher, Executive Vice President (Principal Financial Officer), or (b) to you at Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1305, attention: Debt Syndicate. Any notice under Section 8 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Offered Debt Securities from any Underwriter.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you md the Underwriters.

                                     Very truly yours,

                                     TCI COMMUNICATIONS, INC.

                                     By: /s/ BERNARD SCHOTTERS
                                        ----------------------------------------
                                     Senior Vice President-Finance and Treasurer


Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED

By: /s/ GREG G. SEIBERT
    -----------------------------------
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Exhibit B hereto.

                                                                       EXHIBIT A

                                 DEBT SECURITIES

         NOTES:

         Designation: Senior

         Dated Date: August 1, 1995

         Maturity: August 1, 2005

         Authorized Denominations: $1,000 principal amount and any integral multiple thereof

         Interest rate:  8%

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1996

         Record Dates: January 15 and July 15

         Sinking Fund: None

         Optional Redemption: None

         DEBENTURES:

         Designation: Senior

         Dated Date: August 1, 1995

         Maturity: August 1, 2015

         Authorized Denominations: $1,000 principal amount and any integral multiple thereof

         Interest rate: 8 3/4%

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1996

         Record Dates: January 15 and August 15

         Sinking Fund: None

         Optional Redemption: None

                                                                       EXHIBIT B

                                                       Principal Amount   Principal Amount
         Underwriter                                      of Notes         of Debentures
         -----------                                      --------         -------------
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated                            $ 61,600,000       $132,000,000
Bear, Stearns & Co. Inc.                                   61,600,000        132,000,000
Lehman Brothers Inc.                                       61,600,000        132,000,000
Morgan Stanley & Co. Incorporated                          61,600,000        132,000,000
Salomon Brothers Inc                                       61,600,000        132,000,000
BA Securities, Inc.                                         7,000,000         15,000,000
Chemical Securities Inc.                                    7,000,000         15,000,000
Credit Lyonnais Securities (USA) Inc.                       7,000,000         15,000,000
C.J. Lawrence/Deutsche Bank Securities Corporation          7,000,000         15,000,000
SBC Capital Markets Inc.                                    7,000,000         15,000,000
Societe Generale                                            7,000,000         15,000,000

               Total                                     $350,000,000       $750,000,000
                                                         ============       ============

                                       B-1